UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Industrea Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	82-1114958
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1120 Avenue of the Americas, 4th Floor New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Class A common stock and one warrant	The Nasdaq Stock Market LLC

Class A common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-219053

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock, par value $0.0001 per share, and warrants to purchase Class A common stock of Industrea Acquisition Corp. (the “Registrant”). The description of the units, Class A common stock and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-219053), originally filed with the U.S. Securities and Exchange Commission on June 29, 2017, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.    Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-219053), filed with the U.S. Securities and Exchange Commission on June 29, 2017).

3.2	Form of Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-219053), filed with the U.S. Securities and Exchange Commission on July 20, 2017).

3.3	By Laws (Incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-219053), filed with the U.S. Securities and Exchange Commission on June 29, 2017).

4.1	Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-219053), filed with the U.S. Securities and Exchange Commission on July 20, 2017).

4.2	Specimen Class A Common Stock Certificate (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-219053), filed with the U.S. Securities and Exchange Commission on June 29, 2017).

4.3	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-219053), filed with the U.S. Securities and Exchange Commission on July 20, 2017).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-219053), filed with the U.S. Securities and Exchange Commission on July 20, 2017).

10.1	Form of Investment Management Trust Agreement Between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-219053), filed with the U.S. Securities and Exchange Commission on July 20, 2017).

10.2	Form of Registration Rights Agreement by and among the Registrant and certain security holders (Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-219053), filed with the U.S. Securities and Exchange Commission on June 29, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 25, 2017

INDUSTREA ACQUISITION CORP.

By:	/s/ Joseph Del Toro
Name: Joseph Del Toro
Title: Chief Financial Officer